UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

HASHICORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

HCP-IBM Field FAQs

NOT FOR DISTRIBUTION – FOR INTERNAL USE ONLY

NOTE: This guide is not for distribution. It is intended to help guide your conversations with external parties regarding the announcement.

Contents

Customers

Community

Partners

Customers

What was announced?

•

We’re excited to announce that we have entered into an agreement to be acquired by IBM, a leading provider of global hybrid cloud and AI, for $35 per share in cash, representing an equity value of approximately $7.7 billion and a premium of approximately 43% over HashiCorp’s closing share price on April 22, 2024, the last full trading day prior to the most recent media reports on April 23, 2024 regarding a potential transaction.

•	Through this acquisition, HashiCorp will join IBM’s software business and report directly to Rob Thomas, Senior Vice President, Software and Chief Commercial Officer at IBM.

•	HashiCorp’s mission bolstered by IBM’s global market reach is a winning combination for our customers, community, industry and our people.

•

While we are excited about our future with IBM, it is important to remember that today’s announcement is just the first step. We expect the transaction to close by the end of 2024, until then, HashiCorp will continue to operate as a separate, independent company, and it is business as usual.

What are the strategic benefits? Why is HashiCorp combining with IBM?

•	This is an exciting milestone not only for HashiCorp and IBM, but also for our customers and partners around the world.

•	This is a win-win, to learn more, read the press release and our blog about the announcement.

How does this transaction work?

•	We expect the transaction to close by the end of 2024.

•	Until then, HashiCorp will continue to operate as a separate, independent company, and it is business as usual.

What does this transaction mean for customers? What about partners?

•	HashiCorp’s mission bolstered by IBM’s global market reach is a winning combination for all of our stakeholders.

•	Until the transaction closes, HashiCorp and IBM will continue operating as separate and independent companies.

•

By joining IBM, we are confident that we will be even better positioned to serve you for the long-term, and we’re committed to ensuring a seamless transition for all of our customers, partners and community members.

•

We are committed to ensuring a seamless transition for all of our customers, partners and community members and are confident that together with IBM, we will be even better positioned to serve customers for the long-term.

How will this change HashiCorp products?

•	There is no change to HashiCorp’s portfolio of offerings.

•	With a shared focus on customer success, HashiCorp and IBM will work together to carry out our mission to be the platform of choice for multi-cloud and hybrid infrastructure automation.

How will HashiCorp’s solutions and technologies be integrated into IBM after the transaction?

•

We are committed to ensuring a seamless transition for all of our customers, partners and community members and are confident that together with IBM, we will be even better positioned to serve customers for the long-term.

Does this impact existing contracts?

•	No.

Who should I work with at HashiCorp to buy software/will my account team change?

•	There will be no impact on your customer relationship, and your account representative will remain the same.

When will HashiCorp products be available through IBM?

•	Customers should continue to transact with HashiCorp as you have to date.

How does the transaction impact your priorities and road map?

•	With a shared focus on customer success, HashiCorp and IBM will work together to carry out our mission to be the platform of choice for multi-cloud and hybrid infrastructure automation.

Community

How will this impact HashiCorp’s relationships with the Community?

•

The community around HashiCorp is what has enabled our success. We will continue to be deeply invested in the community of users and partners who work with us today, and we are eager to expand that community by bringing in new members from the IBM and RedHat communities.

•	We expect this transaction to have a positive impact on our global community of technical users, developers, certified cloud engineers, and contributors within the HashiCorp ecosystem.

Partners

How does the transaction impact existing HashiCorp partners?

•	Until the completion of the transaction, HashiCorp and IBM will continue operating as separate and independent companies, with each providing their current offerings.

•

We are committed to ensuring a seamless transition for all of our customers, partners and community members and are confident that together with IBM, we will be even better positioned to serve you for the long-term.

Will HashiCorp partners be able to sell IBM solutions after the transaction closes?

•	Until the completion of the transaction, HashiCorp and IBM will continue operating as separate and independent companies, with each continuing to provide their current respective offerings.

•	More information about how HashiCorp and IBM will come together will be available once the transaction closes.

Who should HashiCorp partners continue to contact?

•	Continue to work with your partner account manager.

I’m a partner with relationships with HashiCorp and IBM, will I continue to transact separately?

•	HashiCorp and IBM will continue to operate as separate and independent companies between now and when the transaction closes, so you will continue to transact with both as you did up to this point.

Who do I contact if I have more questions?

•	Media: media@hashicorp.com

•	Investor relations: IR@hashicorp.com

•	Customers: reach out to your account team

•	Partners: reach out to your partner account manager

Additional Information and Where to Find It

HashiCorp, Inc. (“HashiCorp”), the members of HashiCorp’s board of directors and certain of HashiCorp’s executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of HashiCorp (the “Transaction”). HashiCorp plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. David McJannet, Armon Dadgar, Susan St. Ledger, Todd Ford, David Henshall, Glenn Solomon and Sigal Zarmi, all of whom are members of HashiCorp’s board of directors, and Navam Welihinda, HashiCorp’s chief financial officer, are participants in HashiCorp’s solicitation. Information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Additional information about such participants is available under the captions “Board of Directors and Corporate Governance,” “Executive Officers” and “Security Ownership of Certain Beneficial Owners and Management” in HashiCorp’s definitive proxy statement in connection with its 2023 Annual Meeting of Stockholders (the “2023 Proxy Statement”), which was filed with the SEC on May 17, 2023 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1720671/000114036123025250/ny20008192x1_def14a.htm). To the extent that holdings of HashiCorp’s securities have changed since the amounts printed in the 2023 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC (which are available at https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001720671&type=&dateb=&owner=only&count=40&search_text=). Information regarding HashiCorp’s transactions with related persons is set forth under the caption “Related Person Transactions” in the 2023 Proxy Statement. Certain illustrative information regarding the payments to that may be owed, and the circumstances in which they may be owed, to HashiCorp’s named executive officers in a change of control of HashiCorp is set forth under the caption “Executive Compensation—Potential Payments upon Termination or Change in Control” in the 2023 Proxy Statement. With respect to Ms. St. Ledger, certain of such illustrative information is contained in the Current Report on Form 8-K filed with the SEC on June 7, 2023 (and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1720671/000162828023021270/hcp-20230607.htm).

Promptly after filing the definitive Transaction Proxy Statement with the SEC, HashiCorp will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HASHICORP WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by HashiCorp with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of HashiCorp’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by HashiCorp with the SEC in connection with the Transaction will also be available, free of charge, at HashiCorp’s investor relations website (https://ir.hashicorp.com/), or by emailing HashiCorp’s investor relations department (ir@hashicorp.com).

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding (i) the Transaction; (ii) the expected timing of the closing of the Transaction; (iii) considerations taken into account in approving and entering into the Transaction; and (iv) expectations for HashiCorp following the closing of the Transaction. There can be no assurance that the Transaction will be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from HashiCorp’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to a right to terminate the Transaction, including in circumstances requiring HashiCorp to pay a termination fee; (iii) possible disruption related to the Transaction to HashiCorp’s current plans, operations and business relationships, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and other charges incurred by HashiCorp related to the Transaction; (v) the risk that HashiCorp’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vi) the diversion of HashiCorp management’s time and attention from ongoing business operations and opportunities; (vii) the response of competitors and other market participants to the Transaction; (viii) potential litigation relating to the Transaction; (ix) uncertainty as to timing of completion of the Transaction and the ability of each party to consummate the Transaction; and (x) other risks and uncertainties detailed in the periodic reports that HashiCorp files with the SEC, including HashiCorp’s Annual Report on Form 10-K. All forward-looking statements in this communication are based on information available to HashiCorp as of the date of this communication, and, except as required by law, HashiCorp does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.